Exhibit 24.1

POWERS OF ATTORNEY OF URS CORPORATION’S DIRECTORS AND OFFICERS

Each person whose signature appears below hereby constitutes and appoints any one of H. THOMAS HICKS and REED N. BRIMHALL, each with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for fiscal year ended December 29, 2006 of URS Corporation, and any or all amendments thereto, and to file the same with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection therewith, as fully to all extents and purposes as he or she might or could do in person, thereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in separate counterparts.

Dated: February 27, 2007

/s/ H. Jesse Arnelle    /s/ Joseph W. Ralston
H. Jesse Arnelle     Joseph W. Ralston
Director      Director

/s/ Betsy J. Bernard        /s/  John D. Roach
Betsy J. Bernard        John D. Roach
Director      Director

/s/ Armen Der Marderosian       /s/ William P. Sullivan
Armen Der Marderosian    William P. Sullivan
Director      Director

/s/ Mickey P. Foret    /s/    William D. Walsh
Mickey P. Foret      William D. Walsh
Director      Director

/s/ Martin M. Koffel
Martin M. Koffel
Director